EXHIBIT 99.1

REVOCABLE PROXY

CITRUS & CHEMICAL BANCORPORATION, INC.

600 North Broadway Avenue, Bartow, Florida 33830

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to the Corporate Secretary at the address above.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF SHAREHOLDERS

November     , 2007

10:00 a.m.

The undersigned hereby appoints Douglas G. Small and Judy Burdette, or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Class B Common Stock of Citrus & Chemical Bancorporation, Inc. which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held at the executive offices of the Company located at 600 North Broadway Avenue, Bartow, Florida, on November     , 2007, at 10:00 a.m., and at any and all adjournments thereof, as follows:

		1. The authorization, adoption and approval of the Agreement and Plan of Merger dated as of July 17, 2007 between The Colonial BancGroup, Inc. and Citrus & Chemical Bancorporation, Inc.	For ☐	Against ☐	Abstain ☐

Please be sure to sign and date this Proxy in the box below	Date:

Shareholder sign above—Co-holder (if any) sign above

Shareholder Assistance

Shareholders requiring a change of

address, records or information about

lost certificates or dividend checks

should contact C&C’s President and CEO:

Douglas G. Small

Citrus & Chemical Bancorporation, Inc.

600 North Broadway Avenue

Bartow, Florida 33830

(863) 519-2103

2. On such other matters as may properly come before the meeting and at any adjournment thereof in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal listed. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting and of a Proxy Statement-Prospectus dated October     , 2007.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but the signature of one holder is sufficient, unless contested.